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FOR IMMEDIATE RELEASE

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COMPANY CONTACTS:

Karl Spurzem                                       Michael Sophie
Investor Relations                                 Chief Financial Officer
(408) 886-3666                                     (408) 866-3666


            P-COM, INC. ANNOUNCES EXECUTION OF DEFINITIVE AGREEMENT
                         TO ACQUIRE RT MASTS LIMITED.
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CAMPBELL, CA, USA (October 14, 1997) -- P-Com, Inc. (NASDAQ National Market:
PCMS), announced it has signed a definitive agreement pursuant to which one of its wholly-owned subsidiaries will acquire all of the outstanding shares of capital stock of RT Masts Limited ("RT Masts"), which provides services to operators of wireless communications systems in Europe. The value of the transaction will be approximately United States $15.0 million, which will be satisfied through the issuance of shares of P-Com common stock. The acquisition is intended to be accounted for under the pooling of interest method of accounting with a target closing date of November 24, 1997.

RTM, located in Wellingborough, Northamptonshire, U.K., supplies, installs and maintains telecommunications systems and structures including antennas covering high frequency, medium frequency and microwave systems. It manages the construction of radio system sites, as well as construction of towers and installs radios and antennas at system sites.

The consummation of the acquisition is subject to standard closing conditions including receipt of an opinion that such merger will qualify as a pooling of interests transaction and that neither company will experience a material adverse affect on its operations prior to the closing.

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P-COM, INC. ANNOUNCES EXECUTION OF DEFINITIVE AGREEMENT TO ACQUIRE RT MASTS
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P-com, through one of its wholly owned subsidiaries, also recently acquired the assets of Telesys (UK) Limited, a provider of engineering program management and installation of wireless communications and fiber optic systems. The transaction was consummated on August 18, 1997 and consisted of cash consideration of United States $245,000 and up to an additional United States $200,000 payable over two years based upon successful achievement of objectives.

Telesys, located in Harlow, Essex, U.K., provides services to operators of wireless, fiber optic, and cable systems in Europe. It installs and commissions radio systems, as well as designs and installs fiber optic and cable systems.

P-Com, Inc. develops, manufactures and markets network access systems for the worldwide wireless telecommunications market. The point-to-point and spread spectrum radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments.

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand, both in timing and volume, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the timing of new technology and product introductions and the risk of early obsolescence. Further, the Company operates in an

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P-COM, INC. ANNOUNCES EXECUTION OF DEFINITIVE AGREEMENT TO ACQUIRE RT MASTS
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LIMITED.
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industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

     P-Com, Inc., with world headquarters in Campbell, california, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Mexico and Singapore, is committed to designing, manufacturing and marketing highly reliable and cost-effective radio transmission systems for the worldwide telecommunications industry. P-Com, Inc. is an ISO 9001 certified company. For additional information, contact P-Com at:


     P-Com, Inc. .3175 S. Winchester Boulevard . Campbell, CA 95008 . USA
                  TEL: (408) 866-3666 . FAX: (408) 866-3655

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